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                                                                     EXHIBIT 4.3



                          SECOND SUPPLEMENTAL INDENTURE

         THIS SECOND SUPPLEMENTAL INDENTURE, dated as of December 18, 1997, among SAFELITE GLASS CORP., a Delaware corporation (the "Company"), U.S.A. GLAS, INC., an Illinois corporation ("USA Glas"), U.S. AUTO GLASS CENTERS, INC., an Illinois corporation ("US Auto Glas"), CARCOMP SERVICES INC., an Illinois corporation (together with USA Glas and US Auto Glass, the "New Subsidiary Guarantors), and STATE STREET BANK AND TRUST COMPANY, a state chartered trust company under the laws of The Commonwealth of Massachusetts, as successor trustee to Fleet National Bank (the "Trustee"), amends and supplements the Indenture, dated as of December 20, 1996 (the "Indenture"), among the Company, SGC Franchising Corp. (a former subsidiary of the Company) and Fleet National Bank, a national banking corporation, as trustee, as amended by the First Supplemental Indenture, dated as of December 12, 1997, between the Company and the Trustee.


                                    RECITALS


         WHEREAS, Section 9.1 of the Indenture provides that the Company and the Trustee may, among other things, amend the Indenture or the Securities without notice to or consent of any Securityholder to add Guarantees with respect to the Securities or to secure the Securities;

         WHEREAS, Section 11.1 of the Indenture provides that any Restricted Subsidiary of the Company that guarantees payment of the Bank Indebtedness must execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall agree to be bound by the provisions of Article XI of the Indenture; and

         WHEREAS, each of the New Subsidiary Guarantors has guaranteed payment of the Bank Indebtedness and shall execute and deliver to the Trustee this Second Supplemental Indenture.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Defined Terms. Capitalized terms used and not defined herein shall have the meaning specified in or pursuant to the Indenture.

         2. Guarantee. Each of the New Subsidiary Guarantors hereby agrees to unconditionally assume all obligations of a Subsidiary Guarantor under the Indenture as described therein.

         3. Trustee. The Trustee accepts the modification of the Indenture effected by this Second Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the


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statements of the Company. The Trustee makes no representation and shall have no responsibility as to the validity and sufficiency of this Second Supplemental Indenture.

         4. Effect on Indenture. As supplemented by this Second Supplemental Indenture, the Indenture, as amended by the First Supplemental Indenture, is hereby ratified and confirmed in all respects.

         5. Counterparts. This Second Supplemental Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         6. Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

         7. Trust Indenture Act Controls. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included herein by the TIA, the provision required by the TIA shall control.

         8. Successors. All agreements of the New Subsidiary Guarantors, the Company and the Trustee in this Second Supplemental Indenture shall bind their respective successors.

         9. Effectiveness of Second Supplemental Indenture. This Second Supplemental Indenture shall become effective (i) upon the execution and delivery of this Second Supplemental Indenture by the Company, the New Subsidiary Guarantors and the Trustee, (ii) upon the delivery of an Officers' Certificate and Opinion of Counsel as contemplated by Section 7.2 of the Indenture and (iii) as of the Effective Time (as defined below) of the merger of Vistar, Inc., an Illinois corporation ("Vistar"), with and into the Company pursuant to the terms and conditions of the Merger Agreement, dated as of October 10, 1997, by and between Vistar and the Company (the "Merger Agreement"). "Effective Time" shall have the meaning ascribed to such term in the Merger Agreement.


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                              SAFELITE GLASS CORP.
                          SECOND SUPPLEMENTAL INDENTURE
                           COUNTERPART SIGNATURE PAGE



         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.


                                            SAFELITE GLASS CORP.


         [SEAL]                             By: /s/ Douglas A. Herron
                                                -----------------------------
                                                 Douglas A. Herron
                                                 Senior Vice President and
                                                  Chief Financial Officer



                                            U.S.A. GLAS, INC.


         [SEAL]                             By: /s/ Douglas A. Herron
                                                -----------------------------
                                                 Douglas A. Herron
                                                 Vice President and Treasurer



                                            U.S. AUTO GLASS CENTERS, INC.


         [SEAL]                             By: /s/ Douglas A. Herron
                                                -----------------------------
                                                 Douglas A. Herron
                                                 Vice President and Treasurer



                                            CARCOMP SERVICES, INC.


         [SEAL]                             By: /s/ Douglas A. Herron
                                                -----------------------------
                                                 Douglas A. Herron
                                                 Vice President and Treasurer



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                              SAFELITE GLASS CORP.
                          SECOND SUPPLEMENTAL INDENTURE
                           COUNTERPART SIGNATURE PAGE



         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.

                                            STATE STREET BANK & TRUST COMPANY

         [SEAL]                             By:  /s/ Robert L. Bice II
                                                -----------------------------
                                                Name:  Robert L. Bice II
                                                Title: Vice President



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